Amendment No. 6 to
Option and Purchase Agreement

Dated as of May 31, 1994

          UNITED STATIONERS INC., a corporation organized and existing under the laws of the State of Delaware (the "Company"), and THE BANK OF NEW YORK (formerly called IRVING TRUST COMPANY), a New York State banking corporation ("BNY"), having previously entered into between themselves an Option and Purchase Agreement dated as of September 4, 1985 and having previously amended such agreement as of March 1, 1993, January 25, 1993, July 31, 1992, January 31, 1992, April 1, 1988 (as previously so amended, the "Option and Purchase Agreement"), agree, subject to the terms and conditions herein stated, to further amend the Option and Purchase Agreement as follows (capitalized terms used but not defined herein are used as defined in the Option and Purchase Agreement; this Agreement being hereafter referred to as this "Amendment"):

          I.   Option and Purchase Agreement Amendment

          1.1 The portion of Section 2.(a) of the Option and Purchase Agreement which presently reads as follows:

               Date                     Principal Amount

          January 31, 1994                     -0-
          July 31, 1994                        -0-
          January 31, 1995              $    1,250,000
          July 31, 1995                 $    1,250,000
          January 31, 1996              $    1,250,000
          July 31, 1996                 $    1,250,000
          January 31, 1997              $    1,250,000
          July 31, 1997                 $    1,750,000

shall be deleted and the following substituted in its place:

               Date                     Principal Amount

          July 31, 1994                        -0-
          January 31, 1995                     -0-
          July 31, 1995                        -0-
          January 31, 1996              $    1,250,000
          July 31, 1996                 $    1,250,000
          January 31, 1997              $    1,250,000
          July 31, 1997                 $    1,250,000
          January 31, 1998              $    1,250,000
          July 31, 1998                 $    1,750,000

          1.2 The Company hereby waives all rights it might have, if any, to notice of the aforementioned amendment or any deferral effected thereby.

          1.3 Other than the amendment expressed in Section 1.1 of this Amendment, BNY agrees to no other amendment, consent or waiver and all other terms, conditions and obligations of the Option and Purchase Agreement remain in full force and effect including, without limiting the generality of the foregoing, the Company's obligation to make mandatory purchases from and after January 31, 1996.

III.  Conditions

          3.1 Conditions to the Effectiveness of This Amendment. The effectiveness of this Amendment is subject to the following:

               (a) receipt by BNY of this Amendment duly executed by the Company;

               (b) there not having occurred and there not continuing any Event of Default, or any Supplemental Guaranty Event of Default, as of the date as of which this Amendment is dated, either before or after giving effect to this Amendment, where the term "Supplemental Guaranty Event of Default" is an Event of Default as defined in that certain Supplemental Guaranty and Indemnification Agreement dated as of September 4, 1988, as amended (the "Supplemental Guaranty"), in which the Company is defined as the Guarantor.

IV. Representations and Warranties

          4.1 Representations and Warranties. The Company represents and warrants that:

               (a) There is neither an Event of Default or a Supplemental Guaranty Event of Default and none is continuing as of the date as of which this Amendment is dated, either before or after giving effect to this Amendment;

               (b) The Company is a corporation duly organized and validly existing under the laws of the State of Delaware, has the corporate power, authority and capacity to execute and deliver this Amendment;

               (c) The Company's execution and delivery of this Amendment and the carrying out of this Amendment and the Option and Purchase Agreement do not and will not violate in any material respect any provision of law or of the Certificate of Incorporation or the By-Laws of the

Company or of any agreement, indenture or other instrument to which the Company is a party or by which the Company is bound including, without limiting the generality of the foregoing, any guaranty for the benefit of BNY; and

               (d) All corporate action by the Company necessary in connection with the execution and delivery of this Amendment has been duly and effectively taken including, without limiting the generality of the foregoing, the granting of all authorizations necessary for the persons executing and delivering this Amendment for the Company to so execute and deliver this Amendment.

V.  Miscellaneous

          5.1  Effect on the Option and Purchase Agreement.

               (a) Except as specifically amended or supplemented by this Amendment, the Option and Purchase Agreement and the Supplemental Guaranty and any related guaranty or grant of a security interest or mortgage made by the Company for the benefit of BNY shall remain in full force and effect and is hereby ratified and affirmed.

               (b) Except as may be expressly stated in this Amendment, nothing contained in this Amendment, nor the execution, delivery or effectiveness hereof, shall operate as a waiver of any right, power or remedy of BNY.

          5.2 Governing Law. This Amendment and the documents delivered hereunder shall be construed in accordance with and governed by the laws of the State of New York.

          5.3 Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.


          IN WITNESS THEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives on this ____ day of June, 1994.

                                                  UNITED STATIONERS INC.,
                                                  a Delaware corporation


                                                  By:______________________
                                                     James A. Pribel
                                                     Treasurer

                                                  THE BANK OF NEW YORK

                                                  By:_______________________
                                                     Name:
                                                     Title:


#30086360.1